UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2004 (November 15, 2004)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2004, we entered into a Settlement Agreement and General Release of All Claims with Mr. Satoru Yukie, whereby we agreed to pay Mr. Yukie approximately $19,000 as consideration for a release by Mr. Yukie of all claims against us. In addition, the Settlement Agreement grants Mr. Yukie registration rights with respect to 42,000 shares of common stock underlying a stock option and 1,210,367 shares of common stock underlying a compensatory stock warrant. We have also agreed to register, subject to certain conditions, the shares of common stock underlying the option and warrant on a registration statement on Form S-8 on or before September 30, 2005, to the extent such form is then available to us. Mr. Yukie was a former director of our company, and held various executive officer positions with us and our subsidiaries, including Chief Executive Officer. As of May 7, 2004, he resigned from all positions with our company. By virtue of his option and warrant position, Mr. Yukie beneficially owns 10.3% of our common stock as of October 31, 2004. The Settlement Agreement is attached as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement and General Release of All Claims dated November 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ David Morash
David Morash
President, Chief Operating Officer and
Acting Chief Financial Officer

Date: November 19, 2004